THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 690368 AH8
ISIN US690368AH88
8⅛% Senior Notes due 2018

No. 1	$300,000,000

OVERSEAS SHIPHOLDING GROUP, INC.

promises to pay to CEDE & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS on March 30, 2018.

Interest Payment Dates: September 30 and March 30

Regular Record Dates:  September 15 and March 15

OVERSEAS SHIPHOLDING GROUP, INC.

Dated: March 29, 2010	By:	/s/ Morten Arntzen
	Name:	Morten Arntzen
	Title:	Chief Executive Officer and President

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 8⅛% Senior Notes due 2018 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated: March 29, 2010	By:	/s/ Raymond K. O'Neil
	Name:	Raymond K. O'Neil
	Title:	Senior Associate

[Back of Security]
8⅛% Senior Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Overseas Shipholding Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 8⅛% per annum from March 29, 2010 until maturity.  The Company will pay interest semi-annually in arrears on September 30 and March 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date (other than the authentication of the Securities originally issued under the Indenture); provided further that the first Interest Payment Date shall be September 30, 2010.   The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

(2)           Method of Payment.  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the September 15 or March 15 next preceding the Interest Payment Date (each a “Regular Record Date”), even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest.  The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, The Bank of New York Mellon Trust, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           Indenture.  The Company issued the Securities under an Indenture dated as of March 29, 2010 (the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Securities are unsecured obligations of the Company.  The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5)           Optional Redemption.

(a)    At any time and from time to time prior to March 30, 2013, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 108.125% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that

(1)   at least 65% of the aggregate principal amount of Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

(2)   the redemption occurs within 60 days of the date of the closing of any such Qualified Equity Offering.

(b)    At the Company’s option, the Company may redeem the Securities in whole or in part at any time and from time to time prior to maturity upon not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 50 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.

(6)           Mandatory Redemption.  The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

(7)           Repurchase at the Option of Holder. If there is a Change of Control Trigger Event, the Company will be required to make a Change of Control Offer as set forth in the Indenture to each Holder to repurchase all or any part of each Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(8)           Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction or discharge of the Indenture.

(9)           Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part.  Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)           Persons Deemed Owners.  The registered Holder of a Security may be treated as its owner for all purposes.

(11)           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities including Additional Securities, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities including Additional Securities, if any, voting as a single class.  Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, as applicable; to make any change that would provide any additional rights or benefits to Holders (including granting of security for the benefit of Holders) or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Prospectus Supplement to the extent that such provision was intended by the Company to be a verbatim recitation of a provision of the Indenture or the Securities; or to provide for the issuance of Additional Securities in accordance with this Indenture.

(12)           Defaults and Remedies.  The Events of Default include those specified in Section 5.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Securities.

(13)           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)           No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

(15)           Authentication.  This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)           GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS SECURITY WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Overseas Shipholding Group, Inc.
666 Third Avenue, 5th Floor
New York, NY 10017
Attention:  General Counsel

Assignment Form

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to: ________________________________________________________
(Insert assignee’s legal name)

___________________________________________________________________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________

to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature: _______________________________________
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 10.09 of the Indenture, check the following box below:

☐  Section 10.09

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 10.09 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature: ___________________________________________
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.: _____________________________________

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Security

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Note, or exchanges of a part of another Global Security or definitive Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Security	Amount of increase in Principal Amount at maturity of this Global Security	Principal Amount at maturity of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian